EXHIBIT 23.2


                         Consent of Independent Auditors



We consent to the inclusion herein of our report dated January 22, 1997, with respect to the consolidated balance sheet of McDonnell Douglas Finance Corporation ("MDFC") as of December 31, 1996, and the related consolidated statements of income and income retained for growth, and cash flows for the years ended December 31, 1996 and 1995 in the Form 10-K for the year ended December 31, 1997 of Boeing Capital Corporation (formerly McDonnell Douglas Finance Corporation) and to the incorporation by reference in the Registration Statement of Boeing Capital Corporation on Form S-3 (No. 33-58989) and the related Prospectus of our report dated January 22, 1997.

We also consent to the inclusion herein of our report dated January 22, 1997, with respect to the financial statement schedule of MDFC for the years ended December 31, 1996 and 1995 in the Form 10-K for the year ended December 31, 1997, of Boeing Capital Corporation (formerly McDonnell Douglas Finance Corporation) and to the incorporation by reference in the Registration Statement of Boeing Capital Corporation on Form S-3 (No. 33-58989) and related Prospectus of our report dated January 22, 1997.



/s/ ERNST & YOUNG LLP

March 27, 1998